Warby Parker Announces Second Quarter 2025 Results
Net revenue increased 14% year over year to $214 million; Raises outlook
Active Customers increased 9% on a trailing 12-month basis

NEW YORK, August 7, 2025. Warby Parker Inc. (NYSE: WRBY) (“Warby Parker” or the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the second quarter ended June 30, 2025.
“It has been a busy and exciting year marked by major milestones. We celebrated opening our 300th store and distributing 20 million pairs of glasses to people in need around the world. Looking ahead, our partnership with Google to develop intelligent eyewear is a testament to Warby Parker’s commitment to innovation as we shape the future of how people interact with AI,” shared Co-Founder and Co-CEO Neil Blumenthal.
“We look forward to sharing more about our AI glasses initiative with Google. In the meantime, our team continues to invest in ways to make shopping for glasses easier than ever, leveraging proprietary digital innovations and AI tools to enable remarkable experiences across channels. This quarter, we launched Advisor, our personalized, AI-driven recommendation tool, which has strong early traction. We believe we are well-positioned for continued innovation and growth heading into the back half of the year,” added Co-Founder and Co-CEO Dave Gilboa.
Second Quarter 2025 Highlights
•Net revenue increased $26.3 million, or 13.9%, to $214.5 million, as compared to the prior year period.
•Active Customers increased 9.0% to 2.60 million on a trailing 12-month basis, and Average Revenue per Customer increased 4.6% year over year to $316.
•Net loss improved $5.0 million to $1.8 million, as compared to the prior year period.
•Adjusted EBITDA(1) increased $5.4 million year over year to $25.0 million, and Adjusted EBITDA Margin(1) increased 1.3 points to 11.7%.
•Net cash provided by operating activities of $40.2 million.
•Free Cash Flow(1) of $23.9 million.
•Opened 11 net new stores during the quarter, ending Q2 with 298 stores.
Second Quarter 2025 Year Over Year Financial Results
•Net revenue increased $26.3 million, or 13.9%, to $214.5 million.
•Active Customers increased 9.0% to 2.60 million on a trailing 12-month basis, and Average Revenue per Customer increased 4.6% to $316.
•Gross margin was 53.0% compared to 56.0% in the prior year. The decrease in gross margin was driven by $2.5 million of one-time inventory write-downs primarily related to the decision to sunset our Home-Try On program at the end of this year, as well as sales growth of contact lenses, increased store occupancy and doctor headcount, and tariff related costs, partially offset by the benefit from selective price increases and increased penetration of our higher priced frames and lenses. Adjusted Gross Margin(1) was 54.3%, compared to 56.1% in the prior year.
•Selling, general, and administrative expenses (“SG&A”) were $118.1 million, up $3.8 million from the prior year, and represented 55.1% of revenue, down from 60.8% in the prior year. As a percentage of revenue, SG&A decreased primarily due to leverage from lower stock-based compensation and corporate expenses. Adjusted SG&A(1) was $104.8 million, or 48.9% of revenue, compared to $98.2 million, or 52.2% of revenue in the prior year.
•Net loss improved $5.0 million to $1.8 million, primarily as a result of leveraging our expense base on higher revenue. Net loss includes $3.8 million of one-time costs in the quarter, including $2.5 million of inventory write-downs primarily related to the decision to sunset our Home-Try On program at the end of this year as well as $1.3 million of restructuring costs.
•Adjusted EBITDA(1) increased $5.4 million to $25.0 million, and Adjusted EBITDA Margin(1) increased 1.3 points to 11.7%.
Balance Sheet Highlights
Warby Parker ended the second quarter of 2025 with $286.4 million in cash and cash equivalents.
Leadership Update
Effective October 1, 2025, Steve Miller is stepping down as Warby Parker’s Chief Financial Officer to pursue another opportunity outside of the industry. Co-Founder and Co-CEO Dave Gilboa will assume the roles of principal financial officer and principal accounting officer on an interim basis until the Company appoints a successor. Mr. Gilboa will work in close partnership with the Company’s tenured financial and accounting leadership teams to ensure a seamless transition.
“When Steve joined Warby Parker fourteen years ago as our first CFO, he brought financial rigor, strategic vision, and an unwavering commitment to creating impact both inside and outside of the organization,” says Gilboa. “He’s been a close friend and partner throughout the Company’s many milestones along our journey from a small startup to a public company. His contributions will be felt for many years to come, and we wish him the best in his next chapter.”
2025 Outlook
For the full year 2025, Warby Parker is raising its guidance as follows:
•Net revenue of $880 million to $888 million, representing growth of approximately 14% to 15%.
•Adjusted EBITDA(1) of $98 million to $101 million, representing an Adjusted EBITDA Margin(1) of 11.1% to 11.4%.
•On track to open 45 new stores, including five shop-in-shops at select Target locations
“Our Q2 results underscore our ability to stay agile and focused in a dynamic consumer and policy environment,” said Steve Miller, Chief Financial Officer. “We’re proud to deliver our eighth consecutive quarter of accelerating active customer growth alongside 130 basis points of year over year Adjusted EBITDA margin expansion. It’s been a privilege to help guide Warby Parker through more than a decade of growth, including our transition from a private company to a scaled public business. I’m proud of what we’ve accomplished and confident in the team’s continued ability to execute with discipline and purpose.”
The guidance and forward-looking statements made in this press release and on our conference call are based on management's expectations as of the date of this press release.
(1) Please see the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled “Non-GAAP Financial Measures” below.
Webcast and Conference Call
A conference call to discuss Warby Parker’s second quarter 2025 results, as well as third quarter and full year 2025 outlook, is scheduled for 8:00 a.m. ET on August 7, 2025. To participate, please dial 833-470-1428 from the U.S. or 404-975-4839 from international locations. The conference passcode is 754099. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability and growth in our e-commerce channel, delivering stakeholder value, growing market share, and our guidance for the quarter ending September 30, 2025 and year ending December 31, 2025; expectations regarding the number of new store openings during the year ending December 31, 2025; management’s plans, priorities, initiatives and strategies; expectations regarding growth of our business; and expectations regarding our ability to mitigate the impacts of existing or new tariffs. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively; our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; increases in component and shipping costs and changes in supply chain; changes to U.S. or other countries' trade policies and tariff and import/export regulations; our reliance on our information technology systems and enterprise resource planning systems for our business to effectively operate and safeguard confidential information; our ability to invest in and incorporate new technologies into our products and services; risks related to our use of artificial intelligence; our ability to engage our existing customers and obtain new customers; our ability to expand in-network access with insurance providers; planned new retail stores in 2025 and going forward; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, inflation, infectious diseases, government instability, and geopolitical unrest; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; the growth of our brand awareness; our ability to recruit and retain optometrists, opticians, and other vision care professionals; the effects of seasonal trends on our results of operations; our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operation and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the effect of our multi-class structure on the trading price of our Class A common stock; our ability to achieve milestones necessary for Google’s equity investment into the Company and Google’s contribution to product development and commercialization costs; our ability to collaborate with partners with successful results; our ability to recognize the anticipated benefits from the partnership with Google; and the increased expenses associated with being a public company. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our most recent reports filed with the SEC on Form 10-K and Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.
Glossary
Active Customers is defined as unique customer accounts that have made at least one purchase in the preceding 12-month period.
Average Revenue per Customer is defined as the sum of the total net revenues in the preceding 12-month period divided by the current period Active Customers.
Non-GAAP Financial Measures
We use Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cost of Goods Sold (“Adjusted COGS”), Adjusted Gross Margin, Adjusted Gross Profit, Adjusted Selling, General, and Administrative Expenses (“Adjusted SG&A”), and Free Cash Flow as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
Adjusted EBITDA is defined as net (loss) income before interest and other income, taxes, and depreciation and amortization as further adjusted for asset impairment costs, stock-based compensation expense and related employer payroll taxes, amortization of cloud-based software implementation costs, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue.
Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense and related employer payroll taxes.
Adjusted Gross Profit is defined as net revenue minus Adjusted COGS. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue.
Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.
Free Cash Flow is defined as net cash provided by operating activities minus purchases of property and equipment.
The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.
We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net (loss) income margin, or net margin, or Adjusted EBITDA guidance to GAAP net (loss) income because we do not provide guidance for GAAP net margin or GAAP net (loss) income due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between GAAP net margin and Adjusted EBITDA Margin and GAAP net (loss) income and Adjusted EBITDA, respectively. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the Adjusted EBITDA Margin guidance to GAAP net margin and Adjusted EBITDA guidance to GAAP net (loss) income. However, such items could have a significant impact on GAAP net margin and GAAP net (loss) income.
About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in our 298 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the Company believes in vision for all, which is why for every pair of glasses or sunglasses sold, it distributes a pair to someone in need through its Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 20 million glasses to people in need.

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except par value)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$286,384	$254,161
Accounts receivable, net	1,139	1,948
Inventory	43,268	52,345
Prepaid expenses and other current assets	15,306	17,592
Total current assets	346,097	326,046

Property and equipment, net	177,156	170,464
Right-of-use lease assets	170,240	171,284
Other assets	8,406	8,696
Total assets	$701,899	$676,490

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,037	$23,519
Accrued expenses	60,571	51,609
Deferred revenue	21,522	32,358
Current lease liabilities	24,632	20,235
Other current liabilities	2,771	2,633
Total current liabilities	135,533	130,354

Non-current lease liabilities	203,747	205,120
Other liabilities	1,168	943
Total liabilities	340,448	336,417
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; Class A: 750,000 shares authorized at June 30, 2025 and December 31, 2024, 105,012 and 102,889 issued and outstanding at June 30, 2025 and December 31, 2024, respectively; Class B: 150,000 shares authorized at June 30, 2025 and December 31, 2024, 16,946 and 17,961 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively, convertible to Class A on a one-to-one basis	12	12
Additional paid-in capital	1,048,699	1,029,220
Accumulated deficit	(685,501)	(687,221)
Accumulated other comprehensive loss	(1,759)	(1,938)
Total stockholders’ equity	361,451	340,073
Total liabilities and stockholders’ equity	$701,899	$676,490

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenue	$214,475	$188,222	$438,257	$388,225
Cost of goods sold	100,866	82,840	198,668	169,384
Gross profit	113,609	105,382	239,589	218,841

Selling, general, and administrative expenses	118,134	114,338	241,643	232,924
Loss from operations	(4,525)	(8,956)	(2,054)	(14,083)

Interest and other income, net	1,984	2,567	4,439	5,123

(Loss) income before income taxes	(2,541)	(6,389)	2,385	(8,960)
Provision for income taxes	(789)	373	665	481
Net (loss) income	$(1,752)	$(6,762)	$1,720	$(9,441)

Earnings per share:
Basic	$(0.01)	$(0.06)	$0.01	$(0.08)
Diluted	$(0.01)	$(0.06)	$0.01	$(0.08)

Weighted average shares outstanding:
Basic	122,565	120,086	122,257	119,615
Diluted	122,565	120,086	125,719	119,615

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$1,720	$(9,441)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24,648	21,704
Stock-based compensation	21,229	27,879
Non-cash charitable contribution	2,821	2,196
Asset impairment charges	486	421
Amortization of cloud-based software implementation costs	1,488	2,008
Change in operating assets and liabilities:
Accounts receivable, net	809	571
Inventory	9,077	8,888
Prepaid expenses and other assets	1,085	(61)
Accounts payable	1,846	1,384
Accrued expenses	10,752	5,187
Deferred revenue	(10,836)	(10,565)
Lease assets and liabilities	4,067	1,956
Other liabilities	365	(577)
Net cash provided by operating activities	69,557	51,550
Cash flows from investing activities
Purchases of property and equipment	(32,438)	(32,088)
Investment in optical equipment company	—	(2,000)
Net cash used in investing activities	(32,438)	(34,088)
Cash flows from financing activities
Proceeds from stock option exercises	117	2,639
Shares withheld for taxes on stock-based compensation	(6,361)	—
Proceeds from shares issued in connection with employee stock purchase plan	1,169	1,068
Net cash (used in) provided by financing activities	(5,075)	3,707
Effect of exchange rates on cash	179	(105)
Net change in cash and cash equivalents	32,223	21,064
Cash and cash equivalents, beginning of period	254,161	216,894
Cash and cash equivalents, end of period	$286,384	$237,958
Supplemental disclosures
Cash paid for income taxes	$643	$345
Cash paid for interest	176	92
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$4,645	$4,089

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP measure, which is net (loss) income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(unaudited, in thousands)		(unaudited, in thousands)
Net (loss) income	$(1,752)	$(6,762)	$1,720	$(9,441)
Adjusted to exclude the following:
Interest and other income, net	(1,984)	(2,567)	(4,439)	(5,123)
Provision for income taxes	(789)	373	665	481
Depreciation and amortization expense	12,486	11,121	24,648	21,704
Asset impairment charges	175	22	486	421
Stock-based compensation expense(1)	9,162	14,097	22,163	28,412
Non-cash charitable donation(2)	2,821	2,196	2,821	2,196
Amortization of cloud-based software implementation costs	752	935	1,489	2,008
System implementation costs(3)	346	—	346	—
Inventory write-downs(4)	2,456	—	2,456	—
Other costs(5)	1,341	168	1,866	1,303
Adjusted EBITDA	$25,014	$19,583	$54,221	$41,961
Adjusted EBITDA Margin	11.7%	10.4%	12.4%	10.8%
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For both the three months ended June 30, 2025 and 2024, the amount includes $0.3 million of employer payroll taxes associated with releases of RSUs and option exercises. For the six months ended June 30, 2025 and 2024, the amount includes $0.9 million and $0.5 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock in both May 2025 and May 2024 to the Warby Parker Impact Foundation.
(3)    Represents costs related to the implementation of major new enterprise software systems.
(4)    Represents one-time inventory write-downs primarily related to the decision to sunset our Home-Try On program at the end of this year.
(5)    Represents restructuring costs incurred in the second quarter of 2025 and charges for certain legal matters outside the ordinary course of business.

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table presents our non-GAAP, or adjusted, financial measures for the periods presented as a percentage of revenue. Each cost and operating expense is adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.

	Reported		Adjusted		Reported		Adjusted
	Three Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024	2025	2024	2025	2024

	(unaudited, in thousands)		(unaudited, in thousands)		(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$100,866	$82,840	$98,099	$82,555	$198,668	$169,384	$195,628	$168,855
% of Revenue	47.0%	44.0%	45.7%	43.9%	45.3%	43.6%	44.6%	43.5%

Gross profit	$113,609	$105,382	$116,376	$105,667	$239,589	$218,841	$242,629	$219,370
% of Revenue	53.0%	56.0%	54.3%	56.1%	54.7%	56.4%	55.4%	56.5%

Selling, general, and administrative expenses	$118,134	$114,338	$104,775	$98,162	$241,643	$232,924	$215,031	$201,542
% of Revenue	55.1%	60.8%	48.9%	52.2%	55.1%	60.0%	49.1%	51.9%

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$100,866	$82,840	$198,668	$169,384
Adjusted to exclude the following:
Stock-based compensation expense(1)	311	285	584	529
Inventory write-downs(2)	2,456	—	2,456	—
Adjusted Cost of Goods Sold	$98,099	$82,555	$195,628	$168,855

Gross profit	$113,609	$105,382	$239,589	$218,841
Adjusted to exclude the following:
Stock-based compensation expense(1)	311	285	584	529
Inventory write-downs(2)	2,456	—	2,456	—
Adjusted Gross Profit	$116,376	$105,667	$242,629	$219,370

Selling, general, and administrative expenses	$118,134	$114,338	$241,643	$232,924
Adjusted to exclude the following:
Stock-based compensation expense(1)	8,851	13,812	21,579	27,883
Non-cash charitable donation(3)	2,821	2,196	2,821	2,196
System implementation costs(4)	346	—	346	—
Other costs(5)	1,341	168	1,866	1,303
Adjusted Selling, General, and Administrative Expenses	$104,775	$98,162	$215,031	$201,542

Net cash provided by operating activities	$40,199	$31,624	$69,557	$51,550
Purchases of property and equipment	(16,286)	(17,651)	(32,438)	(32,088)
Free Cash Flow	$23,913	$13,973	$37,119	$19,462
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For both the three months ended June 30, 2025 and 2024, the amount includes $0.3 million of employer payroll taxes associated with releases of RSUs and option exercises. For the six months ended June 30, 2025 and 2024, the amount includes $0.9 million and $0.5 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises.
(2)    Represents one-time inventory write-downs primarily related to the decision to sunset our Home-Try On program at the end of this year.
(3)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock in both May 2025 and May 2024 to the Warby Parker Impact Foundation.
(4)    Represents costs related to the implementation of major new enterprise software systems.
(5)    Represents restructuring costs incurred in the second quarter of 2025 and charges for certain legal matters outside the ordinary course of business.

Contacts
Investor Relations:
Jaclyn Berkley, Head of Investor Relations
Brendon Frey, ICR
investors@warbyparker.com

Media:
Ali Weltman
ali@derris.com

Source: Warby Parker Inc.